As filed with the Securities and Exchange Commission on July 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

POLYONE CORPORATION

(Exact name of Registrant as Specified in its Charter)

Ohio	34-1730488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33587 Walker Road, Avon Lake, Ohio 44012

(Address of Principal Executive Offices Including Zip Code)

Amended and Restated PolyOne

Corporation 2010 Equity and

Performance Incentive Plan

(Full title of the plan)

Lisa K. Kunkle, Esq.

Senior Vice President, General Counsel and Secretary

PolyOne Corporation

33587 Walker Road

Avon Lake, Ohio 44012

(440) 930-1000

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares, par value $0.01 per share	1,200,000	$37.11	$44,532,000	$5,174.62

(1)	Represents the maximum number of common shares, par value $0.01 per share (“Common Shares”), of PolyOne Corporation (the “Registrant”) issuable pursuant to the Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on July 24, 2015, within five business days prior to filing.

EXPLANATORY NOTE

The Registrant hereby files this Registration Statement on Form S-8 to register an additional 1,200,000 Common Shares under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to form S-8, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8 (Registration No. 333-166775) filed by the Registrant on May 12, 2010 and the content of the Registration Statement on Form S-8 (Registration No. 333-181787) filed by the Registrant on May 31, 2012, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A, SEC File No. 001-16091, filed on April 3, 2015)

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, state of Ohio, on this 29th day of July, 2015.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: July 29, 2015	*
Robert M. Patterson President and Chief Executive Officer, Director (Principal Executive Officer)

Date: July 29, 2015	*
Bradley C. Richardson Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: July 29, 2015	*
Stephen D. Newlin Executive Chairman of the Board, Director

Date: July 29, 2015	*
Richard H. Fearon Director

Date: July 29, 2015	*
Gregory J. Goff Director

Date: July 29, 2015	*
Sandra B. Lin Director

Date: July 29, 2015	*
Richard A. Lorraine Director

Date: July 29, 2015	*
William H. Powell Director

Date: July 29, 2015	*
Kerry J. Preete Director

Date: July 29, 2015	*
Farah M. Walters Director

Date: July 29, 2015	*
William A. Wulfsohn Director

*	This Registration Statement has been signed on behalf of the above officers and directors by Lisa K. Kunkle, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Date: July 29, 2015	By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A, SEC File No. 001-16091, filed on April 3, 2015)

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

24.1	Power of Attorney

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